Exhibit 99.1(u)

MFS VARIABLE INSURANCE TRUST II

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF SERIES

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended (the “Declaration”), of MFS Variable Insurance Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby certify that MFS Utilities Portfolio, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of October 15, 2014 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBERT E. BUTLER Robert E. Butler c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MAUREEN R. GOLDFARB Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

DAVID H. GUNNING David H. Gunning c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

WILLIAM R. GUTOW William R. Gutow c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MICHAEL HEGARTY Michael Hegarty c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

JOHN P. KAVANAUGH John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBERT J. MANNING Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBIN A. STELMACH Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199

LAURIE J. THOMSEN Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBERT W. UEK Robert W. Uek c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199